SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                                BSB BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


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The following is a press release issued by Partners Trust Financial  Group, Inc.
and BSB Bancorp, Inc. on December 24, 2003:

PARTNERS TRUST ANNOUNCES FULL CONVERSION AND ACQUISITION OF BSB BANCORP, INC.


UTICA, N.Y., Dec. 24/PRNewswire-FirstCall/ -- Partners Trust Financial Group, Inc. (Nasdaq: PRTR - News), the holding company for SBU Bank, announced today the adoption of a Plan of Conversion and Reorganization for the conversion and restructuring of Partners Trust Financial Group and Partners Trust, MHC into a full capital stock corporation. In its current structure, Partners Trust, MHC owns approximate 54% of the outstanding common stock of Partners Trust, and public stockholders own the remaining Partners Trust shares.

Partners Trust also announced that it had entered into a definitive agreement to acquire BSB Bancorp, Inc. (Nasdaq: BSBN - News). BSB is the holding company of BSB Bank & Trust Company, headquartered in Binghamton, New York. Under the agreement, following the conversion, BSB will be merged into the reorganized Partners Trust. The acquisition will only occur if the conversion is completed.

The consideration to be paid in the merger will be 40% cash and 60% stock. Shareholders of BSB will be able to elect either $36.00 in cash or shares of common stock of the reorganized Partners Trust, subject to customary proration and allocation procedures. The exchange ratio for the stock portion will be determined by dividing $36.00 by the price at which shares of Partners Trust common stock are sold in the conversion. The aggregate value of the transaction is approximately $347 million. The purchase price represents 241% of BSB's tangible book value as of September 30, 2003, 17.6x BSB's median IBES 2004 estimated earnings and a core deposit premium of 16.1%.

The conversion, offering and acquisition are expected to be completed in mid-2004, subject to regulatory and stockholder approvals. The acquisition is to occur immediately upon completion of the conversion.

"This is an exciting moment for Partners Trust," said John Zawadzki, President and Chief Executive Officer of Partners Trust. "This combination with a great partner like BSB will create one of the largest banks headquartered in Central New York with assets of approximately $3.5 billion, and brings together two great banking cultures. We especially look forward to joining forces with the current management team at BSB that has done such a credible job of managing BSB's loan portfolio."

As a result of the acquisition, BSB Bank will be merged into SBU Bank. The parties expect the merged bank to continue under the combined name "Partners Trust Bank." In addition, three members of BSB's Board will join the new Partners Trust Board, and William C. Craine, Chairman of BSB, will become Chairman of Partners Trust.

The combined bank will provide increased service to customers of both banks by linking the cities of Binghamton, Syracuse and Utica, with a leading market share in the Utica/Herkimer area and Binghamton. The focal point for growth of the combined organization will be Syracuse. The combined bank will have 10 banking offices in Syracuse, a large residential mortgage portfolio and an experienced team of commercial lending personnel already in place. Partners Trust anticipates expansion of its core business in Onondaga and surrounding counties.

"We are proud of the great strides BSB has made, and joining forces with Partners Trust is the ideal way to build on that momentum," said Howard Sharp, President and Chief Executive Officer of BSB Bancorp. "This merger complements our strategy of diversifying our product and geographic mix. It will create a banking franchise well positioned to be a more efficient competitor in its markets and able to offer a broader range of products and expertise, as well as greater convenience, to our customers."

Under Partners Trust's plan of conversion, existing shares of Partners Trust's common stock held by shareholders other than the MHC will be exchanged for shares of a new Delaware stock holding company, organized to be the Bank's parent holding company. The new Delaware holding company simultaneously will conduct a subscription offering of common stock to eligible members of the mutual holding company. Shares not subscribed for in the subscription offering are expected to be available for sale in a community offering to the local communities and the general public. The number and price of shares to be issued in the conversion offering, and the exact exchange ratio for current Partners Trust shareholders, will be based on an independent appraisal that has yet to be performed.

The acquisition is subject to the approval of stockholders of both Partners Trust and BSB. The conversion is subject to approval by the public shareholders of Partners Trust and the mutual holding company's members. The transactions are also subject to the approval of bank regulatory authorities, as well as other customary conditions included in the plan of conversion and the merger agreement. The merger agreement provides for breakup fees if it is terminated under certain circumstances.

Conference Call -- Partners Trust will be hosting a conference call at 10:30 am this morning concerning the acquisition announcement. Interested shareholders, investors and analysts should call 1-800-254-5926 and use the Code 498658 to participate. A replay will be available for seven days following the call. A copy of an investor handout will be available on our website at www.partnerstrust.com.

Partners Trust was advised in the acquisition by Sandler O'Neill & Partners, L.P. and Hogan & Hartson L.L.P., and BSB Bancorp was advised by Keefe, Bruyette & Woods and Wachtell, Lipton, Rosen & Katz.

Partners Trust, headquartered in Utica, New York, is the holding company for SBU Bank, which was founded in 1839. SBU Bank offers a wide variety of business and retail banking products as well as a full range of trust, investment, and municipal banking services through its sixteen Central New York locations in Oneida, Onondaga and Herkimer counties. Customers' banking needs are serviced 24 hours a day through a network of ATMs, automated telephone banking, and through the convenience of internet banking at its website www.sbu.com.

BSB is the bank holding company of BSB Bank & Trust Company, headquartered in Binghamton, New York. BSB Bank provides a broad range of deposit, loan, trust and financial management services to businesses and consumers in Broome, Onondaga, Tioga and Chenango Counties. BSB Bank serves its customers from 20 full-service banking offices, 27 branch-based and 26 off-premise automatic teller machines, and at 12 proprietary banking service locations (StoreTeller) situated in a large area supermarket chain. More information about BSB can be obtained on the Internet at www.bsbbank.com. ---------------

The proposed transactions will be submitted to stockholders of Partners Trust and BSB for their consideration. Partners Trust and BSB will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the "SEC"). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Partners Trust and BSB, at the SEC's Internet site (http://www.sec.gov).

Copies of the joint proxy statement/prospectus can be obtained, when available and without charge, by directing a request to Partners Trust Financial Group, Investor Relations, 233 Genesee Street, Utica, New York, (315) 738-4739 or to BSB Bancorp, Inc., Shareholder Relations Department, 58-68 Exchange Street, Binghamton, New York, (607) 779-2406.

THE OFFERING WILL BE MADE ONLY BY MEANS OF A PROSPECTUS IN ACCORDANCE WITH FEDERAL LAW AND APPLICABLE STATE SECURITIES LAWS; THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES.

Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits of the acquisition and the companies' intentions with respect to the combined company. These statements are based on the current beliefs and expectations of management as well as the assumptions made using information currently available to management and are subject to business, economic and other uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from the anticipated results as a result of various factors, including among others: (1) the failure to complete the conversion; (2) the failure to successfully integrate the two companies' businesses, or to integrate them in a timely manner; (3) the failure to achieve anticipated cost savings, or to achieve savings in a timely manner; (4) costs, customer loss and business disruption in connection with the acquisition or the integration of our companies may be greater than expected; (5) failure to obtain governmental approvals without adverse regulatory conditions; and (6) failure to obtain required stockholder and member approvals. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the documents filed by Partners Trust and BSB with the Securities and Exchange Commission from time to time. Except as required by law, Partners Trust and BSB do not undertake any obligation to update any forward-looking statements to reflect changes in believes, expectations or events.

Partners Trust and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Partners Trust in connection with the Acquisition. Information about the directors and executive officers of Partners Trust and their ownership of Partners Trust common stock is set forth in the proxy statement, dated March 21, 2003, for Partners Trust's annual meeting of stockholders held on April 23, 2003, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

BSB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BSB in connection with the Acquisition. Information about the directors and executive officers of BSB and their ownership of BSB common stock is set forth in the proxy statement, dated March 28, 2003, for BSB's annual meeting of stockholders held on April 28, 2003, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Investors and other interested parties can access Partners Trust's security filings and code of ethics at www.partnerstrust.com.